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                                                                  Exhibit 10.34



                                OPTION AGREEMENT

This Agreement is made as of this first day of June, 1993 by and between Key Information Systems, Inc. ("KIS"), a New York Corporation, and McCarthy, Crisanti & Maffei, Inc. ("MCM"), a New York corporation.

WHEREAS, KIS has entered into a Software License Agreement with MCM of even date herewith (the "Software License Agreement") granting MCM a non-exclusive, perpetual and worldwide license to use, compile, copy, modify, and merge the software programs described on the attached Schedule A together with any updates, modifications, or corrections thereto (collectively, the "Products"); and

WHEREAS, KIS has agreed to enter into an Escrow Agreement with MCM and a third party escrow agent (the "Escrow Agent") in the form attached hereto as Exhibit A (the "Escrow Agreement") providing for the delivery by KIS to the Escrow Agent of a copy of the source code for each of the Products, together with the applicable system documentation therefor, both as updated from time to time (collectively referred to as the "Source Code"); and

WHEREAS, KIS desires to grant to MCM an option to purchase a non-exclusive, perpetual and worldwide license to make derivative works from the Source Code upon the occurrence of certain events;

NOW THEREFORE, in consideration of MCM's entry into a Service Agreement with KIS dated as of June 1, 1993 (the "Service Agreement") and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, KIS hereby agrees as follows:

1.       OPTION.

KIS hereby grants to MCM an option (the "Option") to purchase a perpetual, non-exclusive and royalty-free world-wide license to use (on any computer or operating system), edit, compile, copy, modify, merge and make or have made derivative works from the Source Code. The Option shall be exercisable at any time during the term of the Service Agreement and shall be exercisable for a period of thirty days after delivery of the Source Code to MCM by the Escrow Agent pursuant to Section 2 of the Escrow Agreement. MCM may exercise the Option by giving written notice of its exercise to KIS during the period of time in which the Option may be exercised. Within ten (10) days after such notice has been given, a closing shall be held at which MCM shall make payment to KIS as provided below in cash, by certified or cashier's check, or by wire transfer of funds, and KIS shall deliver to MCM written acknowledgement of MCM's license to make derivative works from the Source Code in a form reasonably satisfactory to MCM and, if the Option is exercised during the term of the Service Agreement, a then-current copy of the Source Code.
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2.       OPTION PRICE.

The price to be paid for the Source Code pursuant to the Option (the "Option Price") will be seven hundred and fifty thousand dollars ($750,000.00); provided, however, that the Option Price will be reduced to six hundred thousand dollars ($600,000.00) in the event that the Option is exercised within sixty
(60) days following the death or permanent disability of Joseph Khan. Sixty percent (60%) of the Option Price shall be payable at the closing described in
Section 1, and the remaining forty percent (40%) shall be payable, without interest, at such time as MCM has verified to its reasonable satisfaction, which verification may include, at MCM's option and expense, examination of the Source Code by a third party consultant, that the Source Code: (a) operates on the computer(s) and operating system(s) as specified in Schedule A in accordance with the specifications set forth on Schedule B attached hereto; (b) contains no virus and no timer, clock, counter or other limiting design or routine which causes it to become erased, inoperable, or otherwise incapable of being used in the manner for which it is designed and licensed, whether triggered by a certain number of uses or copies, a lapse of certain period of time, or the occurrence or lapse of any similar trigger factor including its installation on or removal to a central processing unit with a different serial number, model number, or other identification different from that or the central processing unit at Licensee's premises; (c) is free and clear of all liens, claims and encumbrances which would interfere with or affect the license purchased; (d) conforms to the updated object code provided to MCM pursuant to the Service Agreement; (e) does not contain, in any material quantity, computer instructions or code intended to impede, interfere with or limit the day-to-day operations and maintenance of the Products by a third-party computer programmer; and (f) includes system documentation which, following the conversion of the Source Code for its operation on the VAX or Sun platform, meets or exceeds in quality and completeness the standard in the industry for system documentation of similar software programs intended for very limited distribution. MCM shall conduct the verification process with all reasonable dispatch after its receipt of the Source Code pursuant to this Agreement and shall complete the verification process within sixty (60) days after payment of the first installment. Upon verification to MCM's reasonable satisfaction that the Source Code satisfies the conditions set forth in this paragraph, MCM shall pay the second installment of the Option Price to KIS in such manner and at such time as KIS shall direct; provided, however, that except as otherwise set forth in this Section 2, the second installment of the Option Price shall be paid to KIS no less than four
(4) nor more than twelve (12) months following payment of the first installment.

In the event that MCM's verification process indicates that the Source Code fails to satisfy the conditions set forth in the preceding paragraph, MCM shall notify KIS in writing of the specific non-conformity(ies) of the Source Code within ten (10) business days of MCM's discovery of same, and KIS shall thereafter have a sixty (60) day period in which to attempt, at KIS' expense, to remedy the non-conformity(ies) described in the notice. If KIS is unable to remedy the non-conformity(ies) to MCM's reasonable satisfaction during such period, MCM may, at its option (i) retain the
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Source Code in its then-current condition without further obligation to pay the second installment of the Option Price to KIS; or (ii) return to KIS all copies of the Source Code delivered to MCM hereunder (but not under the Escrow Agreement) and receive a full refund of eighty percent (80%) of the first installment of the Option Price paid by MCM.

Notwithstanding anything herein contained to the contrary, MCM may at its option, pay the second installment of the Option Price prior to its completion of the aforesaid verification process if MCM determines, in its sole discretion, that such payment is necessary to assure or perfect MCM's interest in the Source Code.

3.       CONFIDENTIALITY.

MCM shall cause any third party consultant retained by MCM pursuant to Section 2 to execute and deliver to KIS a confidentiality agreement in the form attached hereto as Exhibit B.

4.       CONSTRUCTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.

5.       GENERAL.

         (a) This Agreement, together with the Service Agreement, the Software License Agreement, and the Escrow Agreement, contains the entire contract between the parties, and supersedes all previous communications, representations, or agreements whether written or oral, with respect to the subject matter hereof and thereof, and the parties represent to each other that they have not relied on any such communication.

         (b) This Agreement may not be waived, altered or modified except by written agreement signed by both of the parties.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. MCM may assign its rights under this Agreement, and any license purchased hereunder, to any permitted assignee which succeeds to MCM's rights and obligations under the Service Agreement and the Software License Agreement in accordance with the terms thereof.

         (d) This Agreement, and the exercise or non-exercise of the Option granted hereby by MCM, shall in no event limit or diminish the license granted to MCM pursuant to the License Agreement.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


KEY INFORMATION SYSTEMS, INC.                McCARTHY, CRISANTI & MAFFEI, INC.,
a New York Corporation                       a New York Corporation


By: /s/ Joseph M. Khan                        By: /s/ Lindley B. Richert
    ------------------------------                -----------------------------
    Authorized Signature                          Authorized Signature
    Name: Joseph M. Khan                          Name: Lindley B. Richert
    Title: President                              Title: President

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                                    EXHIBIT B



                            CONFIDENTIALITY AGREEMENT


     WHEREAS, the undersigned,
("Provider"), is being engaged by McCarthy, Crisanti & Maffei, Inc. ("MCM"), to perform certain services for MCM; and

     WHEREAS, Provider may, in the course of performing services for MCM, gain access to certain Confidential Information (as hereinafter defined) of Key Information Systems, Inc. ("KIS"), which information constitutes a valuable business property right of KIS;

     NOW, THEREFORE, Provider hereby covenants to MCM and KIS as follows:

1. Provider agrees that it will hold all of KIS's customer lists, data, business methods and information, programs and software, and trade secrets (collectively the "Confidential Information") to which Provider may gain access as a result of performing services to MCM in strictest confidence, that it will neither use nor disclose the Confidential Information to anyone other than MCM without the explicit written permission of KIS, and that it will take precautions commensurate with the highest reasonable standards of industrial security to protect the security and confidentiality of the Confidential Information.

2. All Confidential Information provided by MCM or by KIS to Provider, or copies thereof, shall be returned to MCM within thirty (30) days after the completion of services to MCM by Provider, or sooner if requested or if no longer required for the performance of Provider's services.

3. Provider acknowledges that monetary damages would not be a sufficient remedy for any breach of this agreement and that, in addition to all other remedies, specific performance and injunctive or other equitable relief shall be available to MCM or KIS as a remedy for any such breach.

4. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.


                                             ________________________________

Date: _______________________             By:________________________________

                                          Its:_______________________________